8-K -- calypso8K060810.htm - CALYPSO WIRELESS, INC. FORM 8-K DATE OF REPORT June 8, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 8, 2010

COMMISSION FILE NO.: 1-08497

CALYPSO WIRELESS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	13-5671924 (IRS EMPLOYER ID OF CORPORATION)

5100 WESTHEIMER, SUITE 200, HOUSTON, TEXAS, 77056
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(713) 936-3560
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER ITEMS.

In the Harris County Superior Court, TX Case # 201002545 and titled: "CALYPSO WIRELESS INC (DELAWARE CORPORATION) vs. DAIC, DRAGO", Calypso's counsel, Storm LLP, has asked the Court for permission to withdraw from that case. The court has granted that Request and Calypso must immediately obtain new counsel as the Court has also indicated that it will endeavor to set a trial date within 6 months.

This does not affect the Federal Case against T-Mobile where Storm LLP also represents the Company.

Two weeks ago the company obtained donations from its Directors to pay its annual fees for the European Patents. It elected to pay and paid the following:

COUNTRY	ANNUAL FEE	POPULATION (MIL)	FEE per MIL

Germany	790	82.11	9.62
France	945	62.28	15.17
Turkey	1,325	73.91	17.93
Italy	1,110	59.83	18.55
Spain	983	45.56	21.58
Great Britain	1,332	61.41	21.69
Romania	1,390	21.51	64.61
The Netherlands	1,250	16.45	76.01
Greece	970	11.24	86.32
Belgium	1,033	10.71	96.47
Sweden	950	9.22	103.04
The Czech Republic	1,106	10.42	106.10
Switzerland	1,050	7.65	137.29
Austria	1,221	8.337	146.56
Bulgaria	1,400	7.62	183.65
Hungary	2,115	10.04	210.70
Finland	1,137	5.31	213.96
Denmark	1,220	5.49	222.06
Slovakia	1,236	5.41	228.59
Ireland	1,136	4.43	256.67

TOTAL	$ 23,699	518.94	$ 45.67

The Company elected to NOT renew the following countries as it determined these countries represented no real market for the patents. These countries represent only about 1% of the represented population and, in the opinion of the Company, 0% of the Cellular Carriers.

COUNTRY	ANNUAL FEE	POPULATION (MIL)	FEE per MIL

Slovania	950	2.02	470.06
Portugal	985	1.06	927.32
Estonia	1,245	1.34	928.41
Cyprus	1,205	0.86	1,397.91
Luxemburg	866	0.50	1,725.10
Monaco	952	0.03	29,750.00

TOTAL	$ 6,203	5.81	$ 1,067.64

However, when Calypso notified the Daic parties of this decision, the Diac parties elected to pay this year's annual fees for these countries. Thus ALL European countries have been renewed for another year.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

/s/ David H. Williams
David H. Williams
Director & Member of the Audit and Compensation Committees

June 8, 2010